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                                                                   Exhibit 10.11

                             GENETICS INSTITUTE, INC.

                               Second Amendment to

                        1991 Employee Stock Purchase Plan
                        ---------------------------------

        The Genetics Institute, Inc. (the "Company") 1991 Employee Stock Purchase Plan (the "Plan") is hereby amended in the following respect.

        1. Section 4 of the Plan is deleted in its entirety and the following is substituted therefor:

        "The Plan will be implemented through a continuous series of offerings of the Common Stock (individually, an "Offering"). Each Offering will be for a period of twenty-four months (an "Offering Period"). Offerings will commence every six months on November 15 and May 15 of each year and shall end on the second November 14 and May 14, respectively; PROVIDED, HOWEVER, the next Offering under the Plan shall commence on June 15, 1994 and end on May 14, 1996. The last Offering will commence on November 15, 1996 and end on November 14, 1998. Each Offering Period will consist of four consecutive six-month purchase periods (individually, a "Purchase Period"). Each six-month Purchase Period shall commence on each May 15 and November 15 and shall end on the next succeeding November 14 or May 14. The Purchase Periods currently scheduled to terminate on June 14, 1994 shall terminate on such date, but the Purchase Periods currently scheduled to terminate on December 14, 1994 for the Offerings then in effect shall instead terminate on November 14, 1994. The Purchase Periods currently scheduled to commence on June 15, 1994 shall commence on such date, but the Purchase Periods currently scheduled to commence on December 15, 1994 for the Offerings then in effect shall instead commence on November 15, 1994. The last day of each Purchase Period shall be the "Purchase Date" for that "Purchase Period."

        2. The last sentence of Section 8(a) is hereby deleted and the following sentence is substituted therefor:

        "Any excess payroll deductions in his or her account at that time will be returned to such participant."

        3. Section 13(a) is hereby deleted and the following is substituted therefor:

        "Subject to adjustment as provided in Paragraph 18, the maximum number of shares of Common Stock which shall be issued under the Plan is 480,000 shares. Subject to adjustment as provided in Paragraph 18, the maximum number that may be issued during each Purchase Period for all Offerings then in effect is

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50,000 shares.  If the total number of shares for which Options are exercised on any Purchase Date in accordance with Paragraph 8 exceeds the maximum number available, the Company shall make a pro rata distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions shall be returned to the participants. If the total number of shares for which Options are exercised on any Purchase Date in accordance with Paragraph 8 is less than the maximum number available, the number of shares not purchased may be carried over to and made available during any subsequent Offering."


                                        Adopted by the Board of Directors
                                        on
                                        January 18, 1994

                                        Approved by the Stockholders of the
                                        Company on April 19, 1994